Exhibit 10.06

THIRD AMENDED AND RESTATED 2005 OMNIBUS
LONG-TERM INCENTIVE PLAN
TIME BASED OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this ____ day of ____________________, 20__, (the “Agreement”) between UNDER ARMOUR, INC. (the “Company”) and _____________________________ (the “Grantee”).

        WHEREAS, the Company has adopted the Third Amended and Restated 2005 Omnibus Long‑Term Incentive Plan as amended (the “Plan”), which has been delivered or made available to Grantee, to promote the interests of the Company and its stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and

        WHEREAS, the Plan provides for the Grant to Grantees in the Plan of Options to purchase shares of the Company’s Class C Shares (“Class C Stock”);

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee a non-qualified stock option (the “Option”) with respect to ________ shares of the Company’s Class C Stock.

2.Grant Date. The Grant Date of the Option hereby granted is ____________, 20__.

3.Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, or a Committee thereof, shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

4.Option Price. The exercise price per share of Class C Stock underlying the Option granted hereby is $______________.

5.Vesting of Awards. (a) Except as provided in Sections 5(b) or 8 below, the Option shall vest in _______ equal annual installments on each February 15th beginning February 15, 20__; provided that (i) the Grantee remains continuously employed by the Company through each such applicable vesting date, and (ii) the Grantee has duly executed this Agreement prior to the first such vesting date.

(b) Notwithstanding Section 5(a), in the event that the Grantee’s employment is terminated in the event of the Grantee’s death or Disability at any time, all unvested Options shall immediately vest on such date of termination and the Options shall terminate one hundred eighty (180) days following such termination of employment.

6.Change in Control.

(a)In the event of a Change in Control in which the Options will not be continued, assumed or substituted with Substitute Awards (as defined below), all of the Options will vest on the day immediately prior to the date of the Change in Control.

(b)In the event of a Change in Control in which the Options will be continued, assumed or substituted with Substitute Awards, any Substitute Awards shall vest on the dates set forth in Section 5(a) or 5(b) of this Agreement.

(c)If the Options are substituted with Substitute Awards as set forth in Section 6(b) above, and within 12 months following the Change in Control the Grantee is terminated by the Successor (or an affiliate thereof) without Cause or resigns for Good Reason, the Substitute Awards shall immediately vest upon such termination or resignation; provided, however, that if the Company determines that the Grantee is a “specified employee” within the meaning of Section 409A, then to the extent any payment under this Agreement on account of the Grantee’s separation from service would be considered nonqualified deferred compensation under Section 409A, such payment shall be delayed until the earlier of (i) the date that is six months and one day after the date of such separation from employment, or (ii) the date of Grantee’s death.

(d)The following definitions shall apply to this Section 6:

i. “Cause” shall mean the occurrence of any of the following: (a) the Grantee’s material misconduct or neglect in the performance of his or her duties; (b) the Grantee’s commission of any felony; offense punishable by imprisonment in a state or federal penitentiary; any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct; or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (c) the Grantee’s material breach of the Company’s written Code of Conduct, as in effect from time to time; (d) the Grantee’s commission of any act that results in severe harm to the Company excluding any act taken by the Grantee in good faith that he or she reasonably believed was in the best interests of the Company; or (e) the Grantee’s material breach of the Employee Confidentiality, Non-Competition and Non-Solicitation Agreement by and between Grantee and the Company attached hereto as Attachment A. However, none of the foregoing events or conditions will constitute Cause unless the Company provides Grantee with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such 30-day period.

ii. “Good Reason” shall mean the occurrence of any of the following events: (a) a diminishment in the scope of the Grantee’s duties or responsibilities with the Company; (b) a reduction in the Grantee’s current base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites; or (c) a requirement that the Grantee relocate more than fifty (50) miles from his or her primary place of business as of the date of a Change in Control, or a significant increase in required travel as part of the Grantee’s duties and responsibilities with the Company. However, none of the foregoing events or conditions will constitute Good Reason unless (i) Grantee provides the Company with written objection to the event or condition within ninety (90) days following the occurrence thereof, (ii) the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving such written objection, and (iii) Grantee resigns his or her employment within thirty (30) days following the expiration of such cure period.

iii. An award will qualify as a “Substitute Award” if it is assumed, substituted or replaced by the Successor with awards that, solely in the discretion of the Compensation Committee of the Board, preserves the existing value of the outstanding Options at the time of the Change in Control and provides vesting and other material terms that are at least as favorable to Grantee as the vesting and other material terms applicable to the Options.

iv. “Successor” shall mean the continuing or successor organization, as the case may be, following the Change in Control.

7.Term. Unless the Option has earlier terminated pursuant to the provisions of this Agreement or the Plan, all unexercised portions of the Option shall terminate, and all rights to purchase shares of Class C Stock thereunder shall cease, upon the expiration of ten years from the Grant Date.

8. Termination of Service.
        (a) Termination of Service for Cause. Unless the Option has earlier terminated pursuant to the provisions of this Agreement or the Plan, all unexercised portions of the Option, whether vested or unvested, will terminate and be forfeited upon a termination of the Grantee’s Service for Cause (as defined above).
(b) Termination of Service other than for Cause, Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of this Agreement or the Plan, the vested portion of the Option shall terminate thirty (30) days following the termination of the Grantee’s Service for any other reason other than for Cause, death or Disability.
(c) Post Termination Exercise. The Grantee (or the Grantee’s guardian, legal representative, executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be) may exercise all or any part of the vested portion of the Option during such post termination of employment period, but not later than the end of the term of the Option. Any portion of the Option which is unvested as of the date of termination of service shall immediately terminate.
9. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10. Transferability of Options. During the lifetime of the Grantee, only the Grantee or a Family Member who received all or part of the Option, not for value, (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise the Option. The Option shall not be assignable or transferable by the Grantee other than to a Family Member, not for value, or by will or the laws of descent and distribution.

11.Manner of Exercise. The vested portion of the Option may be exercised, in whole or in part, by delivering written notice to the Stock Option Administrator designated by the Company. Such notice may be in electronic or other form as used by the Stock Option Administrator in its ordinary course of business and as may be amended from time to time, and shall:
        (a) state the election to exercise the Option and the number of shares in respect of which it is being exercised;
        (b) be accompanied by (i) cash, check, bank draft or money order in the amount of the Option Price payable to the order of the Stock Option Administrator designated by the Company; or (ii) certificates for shares of the Company’s Class C Stock (together with duly executed stock powers) or other written authorization as may be required by the Company to transfer shares of such Class C Stock to the Company, with an aggregate value equal to the Option Price of the Class C Stock being acquired; or (iii) a combination of the consideration described in clauses (i) and (ii). Grantee may transfer Class C Stock to pay the Option Price for Class C Stock being acquired pursuant to clauses (ii) and (iii) above only if such transferred Class C Stock (x) was acquired by the Grantee in open market transactions, (y) has been owned by Grantee for longer than six months, and (z) the Grantee is not subject to any other restrictions on transferring Company securities pursuant to Company policy or federal law.
In addition to the exercise methods described above and subject to other restrictions which may apply, the Grantee may exercise the Option through a procedure known as a “cashless exercise,” whereby the Grantee delivers to the Stock Option Administrator designated by the Company an irrevocable notice of exercise in exchange for the Company issuing shares of the Company’s Class C Stock subject to the Option to a broker previously designated or approved by the Company, versus payment of the Option Price by the broker to the Company, to the extent permitted by the Committee or the Company and subject to such rules and procedures as the Committee or the Company may determine. Grantee may elect to satisfy any tax withholding obligations due upon exercise of the Option, in whole or in part, by delivering to the Company shares of Class C Stock otherwise deliverable upon exercise of the Option as provided under the Plan.
12.Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.
13.Data Privacy. In order to administer the Plan, the Company may process personal data about Grantee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business address and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, Grantee gives explicit consent to the Company to process any such personal data. Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which Grantee works or is employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

14.Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, as Grantee is entitled to receive, the Company would be pleased to provide copies. Grantee should contact _____________________________ to request paper copies of these documents.

15.Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be signed by the Company through application of an authorized officer’s signature, and may be signed by Grantee through an electronic signature.

16.Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to the provisions governing conflict of laws. For purposes of litigating any dispute that arises under this Award of Options or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Maryland, and agree that such litigation will be conducted in the jurisdiction and venue of the United States District Court for the District of Maryland or, in the event such jurisdiction is not available, any of the appropriate courts of the State of Maryland, and no other courts.

17.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Options shall be final and conclusive.

The Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

UNDER ARMOUR, INC.

By:

             GRANTEE

             ___________________________________

Attachment A

[Attachment A, the Confidentiality, Non-Competition and Non-Solicitation Agreement by and between the Company and Kevin Plank, has been separately filed as Appendix E to the Preliminary Proxy Statement filed by the Company on June 15, 2015, and the Amendment thereto has been separately filed as Exhibit 10.03 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.]